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11. Statement re computation of per share earnings

                                                         First quarter ended  First quarter ended
                                                          December 31, 1999    December 31, 1998
                                                          -----------------    -----------------

Net income in thousands                                        $    3,510          $    3,783


Weighted average shares outstanding                             7,094,289           7,780,105

Assumed exercise of stock options,
  weighted average of incremental shares                          520,122              96,135

Assumed purchase of stock under stock
  purchase plan, weighted average                                  31,318                  --
                                                               ----------          ----------

Diluted shares - adjusted weighted-average
  shares and assumed conversions                                7,645,729           7,876,240
                                                               ==========          ==========


Basic earnings per share                                       $     0.49          $     0.49

Diluted earnings per share                                     $     0.46          $     0.48